Household Consumer Loan Trust, 1996-1
Series 1996-1 Owner Trust Calculations
Due Period Ending	Mar 31, 2002
Payment Date	Apr 15, 2002

Calculation of Interest Expense

Index (LIBOR)	1.900000%
Accrual end date, accrual beginning date and days in Interest Period	Apr 15, 2002 Mar 15, 2002 31
	Class A	Class B	Certificates	Overcoll Amount
Beginning Unpaid Principal Balance	66,708,262	49,000,000	4,900,000	13,329,401
Previously unpaid interest/yield	0.00	0.00	0.00
Spread to index	0.22%	0.60%	1.00%
Rate (capped at 13%, 15%, 16%)	2.120000%	2.500000%	2.900000%
Interest/Yield Payable on the Principal Balance	121,780	105,486	12,236
Interest on previously unpaid interest/yield	0	0	0
Interest/Yield Due	121,780	105,486	12,236
Interest/Yield Paid	121,780	105,486	12,236

Summary

Beginning Security Balance	66,708,262	49,000,000	4,900,000	13,329,401
Beginning Adjusted Balance	66,708,262	49,000,000	4,900,000
Principal Paid	6,695,540	0	0	29,401
Ending Security Balance	60,012,722	49,000,000	4,900,000	13,327,904
Ending Adjusted Balance	60,012,722	49,000,000	4,900,000
Ending Certificate Balance as % Participation Interest Invested Amount			0
Targeted Balance	66,165,125	44,534,219	0
Minimum Adjusted Balance		49,000,000	4,900,000	13,300,000
Certificate Minimum Balance			3,855,900
Ending OC Amount as Holdback Amount				13,327,904
Ending OC Amount as Accelerated Prin Pmts				0

Beginning Net Charge offs	0.00	0.00	0.00	0.00
Reversals	0.00	0.00	0.00	0.00
Charge offs	0.00	0.00	0.00	0.00
Ending Net Charge Offs	0.00	0.00	0.00	0.00

Interest/Yield Paid per $1000	$0.1907576	$0.7742404	$0.4806999
Principal Paid per $1000	$10.4880016	$0.0000000	$0.0000000